Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 2

to

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT (this “Amendment”), is dated this 27th day of November, 2012, by and between Robert Bosch GmbH, a corporation organized under the laws of Germany (Purchaser”), and SPX Corporation, a Delaware corporation (“SPX”).  Capitalized terms used and not defined elsewhere in this Amendment shall have the meanings given them in the Agreement.

WHEREAS, Purchaser and SPX are parties to that certain Purchase and Sale Agreement dated as of January 23, 2012 and amended as of October 26, 2012 (the “Agreement”); and

WHEREAS, Purchaser and SPX desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser and SPX agree as follows:

ARTICLE I

Amendments

1.1.                            Sale of the Service Solutions Business.

(a)                                 Section 1.2(a)(xi) of the Agreement is hereby amended to delete the phrase “all of the issued and outstanding Equity Interests of SS UK (free and clear of all Encumbrances)” and replace it with “unless the Effective Date is a day in the month of November 2012 (in which event Section 1.9 shall govern), all of the issued and outstanding Equity Interests of SS UK (the “UK Interests”) (free and clear of all Encumbrances);”.

1.2.                            Closing.

(a)                                 Section 1.4 of the Agreement is hereby amended to delete such Section in its entirety and replace it with the following:

“The closing of the transactions contemplated by Article I (the “Closing”) shall be held at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, at 9:00 a.m., New York City time, on the first Business Day of the month immediately following the Effective Date or at such other place, time or date as Purchaser and SPX may agree (the “Closing Date”) and the Closing shall be effective as of 12:01 a.m. EST on the Closing Date.  “Effective Date” means November 27, 2012.”

1.3.                            Closing Date Statements of the Service Solutions Business.

(a)                                 Section 1.5(a) of the Agreement is hereby amended to delete the phrase “Not more than 90 days after the Closing Date,” and replace it with the phrase “Not more than 105 days after the Closing Date,”.

(b)                                 Section 1.5(c) of the Agreement is hereby amended to delete the phrase “the last paragraph of Section 1.5(a)” and replace it with “Section 1.5(b)”.

1.4.                            Final Adjustments.

(a)                                 Section 1.6(b)(viii) of the Agreement is hereby amended to delete the phrase “is less than Reference Working Capital by more than the Permitted Deficiency Amount (the “Swing Shortfall”)” and replace it with the phrase “is less than the Permitted Deficiency Amount (such deficiency, the “Swing Shortfall”)”.

1.5.                            Multiple Closings.

(a)                                 Section 1.7(e) of the Agreement is hereby amended to delete the phrase “no portion of the Permitted Excess Amount or Permitted Deficiency Amount shall be allocated to such Withheld Assets” and replace it with the following:

“no portion of the $7,500,000 referenced in Sections 1.2(b)(ii) and 1.2(b)(iii) shall be allocated to such Withheld Assets.  In addition, for purposes of Sections 1.3(c)(ii) and 1.3(c)(iii) and in calculating the adjustments under Section 1.6(b) with respect to such Withheld Assets, (i) references to the Permitted Excess Amount and Permitted Deficiency Amount shall be replaced with references to the Agreed Reference Working Capital applicable to such Withheld Assets and (ii) all references to a $7,500,000 adjustment shall be eliminated from such calculations.”

(b)                                 Section 1.7 of the Agreement is amended by inserting new Section 1.7(g) immediately following Section 1.7(f) as follows:

“(g)                            For purposes of estimating and reconciling the Withheld Asset Closing Date Payment Amount pursuant to Section 1.7(d) and Section 1.7(e), respectively, with respect to any Withheld Asset that is the subject of a Withheld Asset Closing, the aggregate amount, if any, of the changes in outstanding balances from the close of business on the day immediately preceding the Closing Date to the close of business on the day immediately preceding the date of such Withheld Asset Closing, of all receivables or payables and loans then existing between any Members of the Service Solutions Group (other than any Withheld Asset that has not yet been subject to a Withheld Asset Closing), on the one hand, and the Withheld Asset that is the subject of such Withheld Asset Closing, on the other hand, shall be included in the calculation of Working Capital with respect to such Withheld Asset as if such change constituted a receivable, payable or loan balance, as applicable.

(c)                                  Section 4.4 of the Agreement is hereby amended as follows:

(i)                                     to delete the phrase “all receivables owed to any Member of the SPX Group” in Section 4.4(b) and replace it with the phrase “all receivables and loans owed to any Member of the SPX Group”;

(ii)                                  to delete the phrase “the receivables and payables of both Chinese Subsidiaries” in Section 4.4(c) and replace it with the phrase “the receivables, payables and loans of both Chinese Subsidiaries”;

(iii)                               to delete the phrase “all payables owed by any Member of the SPX Group” in Section 4.4(d) and replace it with the phrase “all payables and loans owed by any Member of the SPX Group”; and

(iv)                              to delete the phrase “the receivables and payables of both Chinese Subsidiaries” in Section 4.4(e) and replace it with the phrase “the receivables, payables and loans of both Chinese Subsidiaries”.

1.6.                            Closing of the Transfer of the UK Interests.

(a)                                 The Agreement is hereby amended by inserting a new Section 1.9 as follows:

“1.9.                      Closing of the Transfer of the UK Interests.

(a)                                 Notwithstanding the provisions of Section 1.4 and subject to applicable Laws, if the Effective Date is a day in the month of November 2012, then (i) the closing of the purchase and sale of the UK Interests (the “UK Closing”) shall occur on November 30, 2012, or on such other day as Purchaser and SPX may agree (the “UK Closing Date”), (ii) at the Closing, all of the transactions contemplated by this Agreement shall be consummated except for the transfer of the UK Interests, and the Cash Purchase Price to be paid at the Closing pursuant to Section 1.3(c) shall be reduced by the Agreed Amount applicable to SS UK, (iii) the Estimated Closing Date Cash, the Estimated Closing Date Indebtedness, the Estimated Closing Date Intragroup Receivables Amount and the Estimated Closing Date Intragroup Payables Amount shall each, as applicable, exclude any estimates with respect to SS UK, but the Estimated Closing Date Working Capital shall include an estimate of the Working Capital of SS UK calculated as of the close of business on the UK Closing Date, (iv) Reference Working Capital shall not be reduced in any way, and (v) all of the provisions of Section 1.5 and 1.6 (after taking into account the UK Closing Date Payment Amount and any adjustments thereto) shall apply for purposes of calculating the Purchase Price.

(b)                                 The provisions of Sections 4.1, 4.2, 4.3 and 4.4 shall be applicable to SS UK only until the close of business on the UK Closing Date.

(c)                                  Not less than three Business Days prior to the UK Closing Date, SPX shall prepare and deliver to Purchaser good faith estimates of the Closing Date Cash, the Closing Date Indebtedness, the Closing Date Intragroup Receivables Amount and the

Closing Date Intragroup Payables Amount referred to in Section 1.3(e) but only with respect to SS UK.  The UK Closing shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, 99 City Road, London, England EC1Y 1AX, at 9:00 a.m., London time.  At the UK Closing, SPX shall, and shall cause SPX Netherlands BV to, convey, assign, transfer and deliver the UK Interests to Purchaser, and Purchaser shall pay to SPX the UK Closing Date Payment Amount.  The “UK Closing Date Payment Amount” shall mean an amount equal to (i) the Agreed Amount applicable to SS UK, plus (ii) the amount of Estimated Closing Date Cash (if any) with respect to SS UK, minus (iii) the amount of Estimated Closing Date Indebtedness (if any) with respect to SS UK, plus (iv) the Estimated Closing Date Intragroup Receivables Amount (if any) with respect to SS UK, minus (v) the Estimated Closing Date Intragroup Payables Amount (if any) with respect to SS UK.

(d)                                 The estimates referred to in paragraph (c) of this Section 1.9 shall be prepared as of the close of business on the UK Closing Date in accordance with Section 1.3(e) as if Section 1.3(e) applied solely to the UK Interests to be transferred.  The UK Closing Date Payment Amount shall be reconciled and finalized in accordance with, and using the procedures set forth in, Sections 1.5 and 1.6 except that such calculations and statements shall be prepared (i) as of the close of business on the UK Closing Date, (ii) solely with respect to SS UK and (iii) only with respect to the statements of Closing Date Cash, Closing Date Indebtedness, Closing Date Intragroup Receivables Amount and Closing Date Intragroup Payables Amount (the “UK Closing Date Statements”).  For the sake of clarity, Purchaser and SPX agree that (x) Working Capital for SS UK shall be determined as of the close of business on the UK Closing Date for purposes of Section 1.3(e) and Section 1.5, and (y) Working Capital for SS UK (as determined in accordance with the immediately preceding clause and Section 1.9(a)) shall be included in determining Estimated Closing Date Working Capital and in preparing the Closing Date Statement of Working Capital but (z)  the Closing Date Cash, the Closing Date Indebtedness, the Closing Date Intragroup Receivables Amount and the Closing Date Intragroup Payables Amount shall each, as applicable, exclude all amounts with respect to SS UK.  Purchaser and SPX further agree that the UK Closing Date Statements and the Closing Date Statements shall be prepared and delivered together.

(e)                                  Any payment owing by Purchaser to SPX pursuant to this Section 1.9 with respect to SS UK shall be netted against any payment owing by SPX to Purchaser pursuant to this Section 1.9 with respect to SS UK and may also be netted against any payment owing pursuant to Section 1.6.  Any payments under this Section 1.9 shall be made within three Business Days after the UK Closing Date Statements have all become final pursuant to Section 1.5 by wire transfer of immediately available funds to accounts specified in writing by the applicable party, with interest thereon from and including the UK Closing Date to but not including the date of payment at an annual rate equal to the Specified Rate.

(f)                                   For purposes of calculating the Purchase Price, the aggregate amount, if any, of the changes in outstanding balances from the close of business on the UK Closing Date to the close of business on the day immediately preceding the Closing Date of all receivables or payables and loans then existing between any Members of the Service

Solutions Group (other than a Withheld Asset), on the one hand, and SS UK, on the other hand, shall be included as if such change constituted a receivable, payable or loan balance, as applicable, in the calculation of Working Capital of the Service Solutions Business.  For the avoidance of doubt, SS UK is a Member of the Service Solutions Group, notwithstanding the fact that at the Closing SS UK will be owned by Purchaser’s Designated Affiliate.

(g)                                  Purchaser and SPX shall use all commercially reasonable efforts to ensure that, between the UK Closing Date and the Closing Date, SS UK does not engage in any business transactions, provided, however, in the event the Closing Date occurs after December 3, 2012, then this Section 1.9(g) shall not apply.”

1.7.                            Intercompany Accounts, Loan Documents, Etc.

(a)                                 Section 4.4(c) of the Agreement is hereby amended to delete the phrase “outstanding at the Closing” and replace it with the phrase “outstanding as of the close of business on the day immediately preceding the Closing Date”.

(b)                                 Section 4.4(f)(iii) of the Agreement is hereby amended to delete the phrase “Within 75 calendar days after the Closing Date,” and replace it with the phrase “Within 90 calendar days after the Closing Date,”.

1.8.                            Definitions.

(a)                                 Section 12.16 of the Agreement is hereby amended to delete the definitions of Agreed Amount, Agreed Reference Working Capital and Indebtedness and replace them with the following:

““Agreed Amount” means, with respect to each of the Korea Acquired Assets, the India Acquired Assets, the China Interests, the French Interests and the UK Interests, the amount set forth under the caption “Agreed Amount” opposite the description of such assets or the entity’s name on Exhibit 10.

“Agreed Reference Working Capital” means, with respect to the Korea Acquired Assets, the India Acquired Assets, SS China, SS France and SS UK, the amount set forth under the caption “Agreed Reference Working Capital” and opposite the description of such assets or the entity’s name on Exhibit 10.”

“Indebtedness” of any Person means, without duplication, except and to the extent such Indebtedness is reflected in the Final Closing Date Statements, (a) the principal of and premium (if any) in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by lines of credit, notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (c) all obligations of such Person under leases required to be capitalized in accordance with

GAAP; (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction to the extent drawn upon; (e) Unfunded Pension Liabilities; (f) restructuring costs (provisioned or unpaid); (g) any bonus entitlements relating to periods prior to Closing unless paid or to be paid by a Member of the SPX Group either directly or pursuant to the terms of the Bonus Side Letter; and (h) all obligations of the type referred to in clauses (a) through (g) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations; provided, however, that notwithstanding the foregoing, Indebtedness of any Service Solutions Company shall be deemed to exclude any intercompany indebtedness (x) between any Member of the SPX Group, on the one hand, and any Member of the Service Solutions Group, on the other hand, and (y) between any Member of the Service Solutions Group and any other Member of the Service Solutions Group.

(b)                                 Section 12.16 of the Agreement is hereby amended to add the following definition:

“Bonus Side Letter” means that certain letter agreement between SPX and the Purchaser relating to the 2012 bonus for certain Service Solutions Group Employees, as well as certain Business Employees referenced in Section 9.1 of the Purchase Agreement.

1.9.                            Exhibits.

(a)                                 Exhibit 4 to the Agreement is hereby deleted in its entirety and replaced with Exhibit 4 attached hereto.

(b)                                 Exhibit 10 to the Agreement is hereby deleted in its entirety and replaced with Exhibit 10 attached hereto.

1.10.                     Disclosure Schedules.

(a)                                 Exhibit 2.12(1) to Schedule 2.12 of the Disclosure Schedules is hereby amended to delete the information contained in each of the rows identified in Section 1 of Schedule I (the relevant excerpts of which are attached hereto) and replace it with the phrase “Intentionally Omitted”.

(b)                                 Exhibit 2.12(2) to Schedule 2.12 of the Disclosure Schedules is hereby amended to delete the information contained in each of the rows identified in Section 2 of Schedule I (the relevant excerpts of which are attached hereto) and replace it with the phrase “Intentionally Omitted”.

(c)                                  Exhibit 2.12(4) to Schedule 2.12 of the Disclosure Schedules is hereby amended to delete the information contained in each of the rows identified in Section 3 of Schedule I (the relevant excerpts of which are attached hereto) and replace it with the phrase “Intentionally Omitted”.

ARTICLE II

MATRA-WERKE GmbH

2.1.                            MATRA-WERKE GmbH.  Purchaser hereby acknowledges and agrees that SPX may cause MATRA-WERKE GmbH to implement a short financial year ending on the day immediately preceding the Closing Date.

ARTICLE III

Successors and Assigns

3.1.                            Assignment by Purchaser.  Purchaser hereby assigns all of its rights, interests and obligations under the Agreement, with respect to each of the SS Operating Company Interests and the Acquired Assets as set forth on Schedule II attached hereto, to each of the entities set forth opposite the reference to such SS Operating Company Interests or Acquired Assets on Schedule II (collectively, the “Assignees”).

3.2.                            Representations and Warranties.  Purchaser hereby represents and warrants to SPX as follows:

(a)                                 Each of the Assignees is a direct or indirect Subsidiary of Purchaser;

(b)                                 Each of the representations and warranties made by Purchaser in the Agreement is equally true of each of the Assignees; and

(c)                                  None of the assignments referenced in Section 4.1 of this Amendment will (i) adversely affect the ability of Purchaser to consummate the transactions contemplated by the Agreement or delay the Closing or (ii) have any adverse tax consequences to any of the SPX Sellers.

3.3.                            Effect of Assignments.  None of the assignments referenced in Section 4.1  of this Amendment shall relieve Purchaser from any of its obligations under the Agreement and, with respect to each such assignment, Purchaser shall continue to be primarily liable for all of the obligations under the Agreement.

3.4.                            Joinder to the Agreement by Assignees.  Promptly following the date hereof (and, in any event, prior to the execution of any Local Transfer Agreement or other SPX Transfer Documents) Purchaser shall cause each Assignee to execute a counterpart to the Agreement agreeing to be bound by the provisions thereof as a “Purchaser.”

ARTICLE IV

Miscellaneous

4.1.                            Continuation of Agreement.  The Agreement, as amended hereby, shall continue in full force and effect.  Except as expressly amended by this Amendment, the Agreement is hereby ratified and confirmed in all respects.

4.2.                            Governing Law.  This Amendment shall be governed in all respects in accordance with the provisions of Section 12.8 of the Agreement.

4.3.                            Counterparts.  This Amendment may be executed (including by facsimile) in one or more counterparts, each of which shall be deemed an original, and each of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

SPX CORPORATION

By:	/s/ Kevin Lilly
Name: Kevin Lilly
Title: Sr. Vice President, Secretary

ROBERT BOSCH GMBH

By:	/s/ Oliver Frei
Name: Oliver Frei
Title: Vice President

By:	/s/ Hons-Peter Meyer
Name: Hons-Peter Meyer
Title: Executive Vice President

Signature Page — Amendment to Purchase and Sale Agreement

Exhibit 4

Allocation of Purchase Price

Entity	Purchase Price Allocation
SS US	45.55%
SS Germany	21.15%
SS UK	14.97%
SS Italy	2.16%
SS France	0.22%
SS Australia	1.98%
SS China	9.14%
SS Brazil	3.63%
SPX South Korea	0.17%
SS Mexico	0.33%
SPX India	0.16%
SPX Iberica SA	0.09%
SS Japan	0.44%
SS Switzerland	0.01%
The Launch Shares	0.00%
Total	100%

Exhibit 10

Agreed Amount

Entity/Assets	Agreed Amount	Agreed Reference Working Capital
SS France	$2,513,390	$2,566,000
SS China	$104,419,930	$5,743,000
SPX South Korea	$1,942,165	$970,000
SPX India	$1,827,920	$197,000
SS UK	$171,024,765	N/A

*For the avoidance of doubt, the “Agreed Reference Working Capital” for the rest of the world is $164,524,000.

Schedule I

Disclosure Schedule Amendments

Schedule will be provided to the Securities and Exchange Commission upon request

Schedule II

Table of Assignees

SS Operating Company Interests and/or Acquired Assets	Assignee(s)
Service Solutions U.S. LLC	Bosch Automotive Service Solutions Holdings Inc.
SPX United Kingdom Limited	Robert Bosch UK Holdings Ltd.
SPX Italia S.r.l.	Robert Bosch S.p.A.
SPX Service Solutions France Sarl	Robert Bosch (France) S.A.S.
SPX Australia Pty. Limited	Robert Bosch (Australia) Proprietary Limited
Service Solutions Brazil Desenvolvimento de Technologia Ltda.	Robert Bosch Investment Nederland B.V.
SPX de Mexico S.A. de C.V.	Robert Bosch Investment Nederland B.V.
Robert Bosch Internationale Beteiligungen AG
SPX Service Solutions Japan Ltd.	Bosch Corporation
SPX (Schweiz) A.G.	Robert Bosch Internationale Beteiligungen AG
Acquired Assets of SPX Korea Co. Ltd.	Robert Bosch Korea Ltd.
Acquired Assets of SPX India Private Limited	Bosch Limited